SLM Private Credit Student Loan Trust 2003-C
Quarterly Servicing Report
Report Date: 8/31/2004 Reporting Period: 6/1/04-8/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		5/31/2004	Activity	8/31/2004
A	i	Portfolio Balance	$1,191,380,848.59	($5,348,724.11)	$1,186,032,124.48
	ii	Interest to be Capitalized	51,103,120.52		50,020,280.80

	iii	Total Pool	$1,242,483,969.11		$1,236,052,405.28

	iv	Cash Capitalization Account (Cii)	102,811,061.00		102,811,061.00

	v	Asset Balance	$1,345,295,030.11		$1,338,863,466.28

	i	Weighted Average Coupon (WAC)	4.871%		4.907%
	ii	Weighted Average Remaining Term	185.00		183.32
	iii	Number of Loans	131,998		130,825
	iv	Number of Borrowers	89,819		89,057
	v	Prime Loans Outstanding	$1,095,548,229		$1,093,674,344
	vi	T-bill Loans Outstanding	$145,414,448		$140,952,520
	vii	Fixed Loans Outstanding	$1,521,292		$1,425,541

						% of		% of
	Notes		Cusips	Spread	Balance 6/15/04	O/S Securities	Balance 9/15/04	O/S Securities
B	i	A-1 Notes	78443CAY0	0.100%	$572,226,487.66	43.408%	$565,794,923.83	43.131%
	ii	A-2 Notes	78443CAZ7	0.390%	421,173,000.00	31.950%	421,173,000.00	32.106%
	iii	A-3 ARS	78443CBA1	ARS	75,000,000.00	5.689%	75,000,000.00	5.717%
	iv	A-4 ARS	78443CBB9	ARS	75,000,000.00	5.689%	75,000,000.00	5.717%
	v	A-5 ARS	78443CBC7	ARS	70,000,000.00	5.310%	70,000,000.00	5.336%
	vi	B Notes	78443CBD5	0.800%	43,965,000.00	3.335%	43,965,000.00	3.352%
	vii	C Notes	78443CBE3	1.600%	60,875,000.00	4.618%	60,875,000.00	4.641%

	viii	Total Notes			$1,318,239,487.66	100.000%	$1,311,807,923.83	100.000%

			6/15/2004	9/15/2004
C	i	Reserve Account Balance ($)	$3,124,915.00	$3,124,915.00
	ii	Cash Capitalization Acct Balance ($)	$102,811,061.00	$102,811,061.00
	iii	Initial Asset Balance	$1,352,777,122.47	$1,352,777,122.47
	iv	Specified Overcollateralization Amount	$27,055,542.45	$27,055,542.45
	v	Actual Overcollateralization Amount	$27,055,542.45	$27,055,542.45
	v	Has the Stepdown Date Occurred?*	No	No

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero and September 15, 2008. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.

II. 2003-C Transactions from: 5/31/2004 through: 8/31/2004

A	Student Loan Principal Activity
	i	Principal Payments Received	14,052,958.69
	ii	Purchases by Servicer (Delinquencies >180)	1,411,770.44
	iii	Other Servicer Reimbursements	27,448.07
	iv	Seller Reimbursements	—

	v	Total Principal Collections	$15,492,177.20

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	(9,506,536.21)
	iii	Capitalized Insurance Fee	(636,979.00)
	iv	Other Adjustments	62.12

	v	Total Non-Cash Principal Activity	$(10,143,453.09)

C	Total Student Loan Principal Activity		$5,348,724.11

D	Student Loan Interest Activity
	i	Interest Payments Received	$5,830,705.16
	ii	Purchases by Servicer (Delinquencies >180)	53,382.54
	iii	Other Servicer Reimbursements	2,159.49
	iv	Seller Reimbursements	(0.00)
	v	Late Fees	78,655.83
	vi	Collection Fees/Return Items	0.00

	vii	Total Interest Collections	$5,964,903.02

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	9,506,536.21
	iii	Other Interest Adjustments	13,583.52

	iv	Total Non-Cash Interest Adjustments	$9,520,119.73

F	Total Student Loan Interest Activity		$15,485,022.75

III. 2003-C Collection Account Activity 5/31/2004 through: 8/31/2004

A	Principal Collections
	i	Principal Payments Received		$13,537,787.11
	ii	Consolidation Principal Payments		515,171.58
	iii	Purchases by Servicer (Delinquencies >180)		1,411,770.44
	iv	Reimbursements by Seller		—
	v	Reimbursements by Servicer		27,448.07
	vi	Other Re-purchased Principal		—

	vii	Total Principal Collections		$15,492,177.20

B	Interest Collections
	i	Interest Payments Received		$5,827,850.21
	ii	Consolidation Interest Payments		2,854.95
	iii	Purchases by Servicer (Delinquencies >180)		53,382.54
	iv	Reimbursements by Seller		—
	v	Reimbursements by Servicer		2,159.49
	vi	Other Re-purchased Interest		(0.00)
	vii	Collection Fees/Return Items		—
	viii	Late Fees		78,655.83

	ix	Total Interest Collections		$5,964,903.02

C	Recoveries on Realized Losses			$—

D	Amount from Cash Capitalizaton Account			$—

E	Funds Borrowed from Next Collection Period			$—

F	Funds Repaid from Prior Collection Periods			$—

G	Investment Income			$344,230.28

H	Borrower Incentive Reimbursements			$52,404.21

I	Interest Rate Cap Proceeds			$—

I	Gross Swap Receipt			$4,255,596.23

	TOTAL FUNDS RECEIVED			$26,109,310.94
	LESS FUNDS PREVIOUSLY REMITTED:
		i	Funds Allocated to the Future Distribution Account	$(6,986,422.78)
		ii	Funds Released from the Future Distribution Account	$4,610,997.53
J	TOTAL AVAILABLE FUNDS			$23,733,885.69

K	Servicing Fees Due for Current Period			$693,831.47

L	Carryover Servicing Fees Due			$—

M	Administration Fees Due			$20,000.00

N	Total Fees Due for Period			$713,831.47

IV. 2003-C Future Distribution Account Activity

A	Account Reconciliation
	i	Beginning Balance	6/15/2004	$2,264,692.92
	ii	Total Allocations for Distribution Period		$4,721,729.86
	iii	Total Payments for Distribution Period		$(2,375,425.25)
	iv	Funds Released to the Collection Account		$(4,610,997.53)

	v	Total Balance Prior to Current Month Allocations		$—

	vi	Ending Balance	9/15/2004	$2,338,059.91
B	Monthly Allocations to the Future Distribution Account
	Monthly Allocation Date		6/15/2004
	i	Primary Servicing Fees		$696,331.37
	ii	Admin fees		$6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		$38,225.00
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		$1,523,469.89
	v	Interest Accrued on the Class B Notes		$—

	vi	Balance as of	6/15/2004	$2,264,692.92
	Monthly Allocation Date		7/15/2004
	i	Primary Servicing Fees		$694,972.16
	ii	Admin fees		$6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		$40,773.33
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		$1,657,959.24
	v	Interest Accrued on the Class B Notes		$—

	vi	Total Allocations		$2,400,371.39
	Monthly Allocation Date		8/15/2004
	i	Primary Servicing Fees		$695,671.70
	ii	Admin fees		$6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		$38,225.00
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		$1,580,795.12
	v	Interest Accrued on the Class B Notes		$—

	vi	Total Allocations		$2,321,358.47

C	Total Future Distribution Account Deposits Previously Allocated			$6,986,422.78

D	Current Month Allocations		9/15/2004
	i	Primary Servicing		$693,831.47
	ii	Admin fees		$6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		$38,225.00
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		$1,599,336.78
	v	Interest Accrued on the Class B & C Notes		$—

	vi	Allocations on the Distribution Date		$2,338,059.91

V. 2003-C            Auction Rate Security Detail

A	Auction Rate Securities Paid During Collection Period
	i	Payment	Security	Interest	No. of
		Date	Description	Rate	Days	Start Date	End Date	Interest Payment

		06/22/2004	SLMPC TRUST 2003C A4	1.250000%	28	05/25/2004	06/22/2004	72,916.67
		07/01/2004	SLMPC TRUST 2003C A5	1.320000%	28	06/03/2004	07/01/2004	71,866.67
		07/13/2004	SLMPC TRUST 2003C A3	1.350000%	28	06/15/2004	07/13/2004	78,750.00
		07/20/2004	SLMPC TRUST 2003C A4	1.470000%	28	06/22/2004	07/20/2004	85,750.00
		07/29/2004	SLMPC TRUST 2003C A5	1.550000%	28	07/01/2004	07/29/2004	84,388.89
		08/10/2004	SLMPC TRUST 2003C A3	1.550000%	28	07/13/2004	08/10/2004	90,416.67
		08/17/2004	SLMPC TRUST 2003C A4	1.600000%	28	07/20/2004	08/17/2004	93,333.33
		08/26/2004	SLMPC TRUST 2003C A5	1.650000%	28	07/29/2004	08/26/2004	89,833.33
		09/07/2004	SLMPC TRUST 2003C A3	1.680000%	28	08/10/2004	09/07/2004	98,000.00
		09/14/2004	SLMPC TRUST 2003C A4	1.720000%	28	08/17/2004	09/14/2004	100,333.33

	ii	Auction Rate Security Payments Made During Collection Period			6/15/04-9/15/04			$865,588.89

	iii	Broker/Dealer Fees Paid During Collection Period			6/15/04-9/15/04			$114,333.33
	iv	Auction Agent Fees Paid During Collection Period			6/15/04-9/15/04			$4,859.17
	v	Primary Servicing Fees Remitted			6/15/04-9/15/04			$1,390,643.86

	vi	Total						$2,375,425.25
		- Less: Auction Rate Security Interest Payments due on the Distribution Date						$-
		- Less: Auction Rate Security Auction Agent Fees due on the Distribution Date						$-
		- Less: Auction Rate Security Broker Dealer Fees due on the Distribution Date						$-

B	Total Payments Out of Future Distribution Account During Collection Period							$2,375,425.25

C	Funds Released to Collection Account							$4,610,997.53

D	Auction Rate Student Loan Rates			Jun-04	Jul-04	Aug-04
				3.93449%	3.93446%	3.93846%

VI. 2003-C Loss and Recovery Detail 8/31/2004

A	i	Cumulative Realized Losses Test	% of Original Pool	5/31/2004	8/31/2004

		December 15, 2003 to June 16, 2008	15%	$187,494,909.22	$187,494,909.22
		September 15, 2008 to June 15, 2011	18%
		September 15, 2011 and thereafter	20%
	ii	Cumulative Realized Losses (Net of Recoveries)		$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?	Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period		$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period		$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period		$0.00	$0.00

	v	Total Recoveries for Period		$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$2,245,846.75	$3,657,617.19
	iii	Cumulative Interest Purchases by Servicer		$75,468.39	$128,850.93

	iv	Total Gross Defaults:		$2,321,315.14	$3,786,468.12

VII. 2003-C Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	5/31/2004**	8/31/2004	5/31/2004**	8/31/2004	5/31/2004**	8/31/2004	5/31/2004**	8/31/2004	5/31/2004**	8/31/2004
INTERIM:

In School	4.782%	4.784%	44,976	37,323	34.073%	28.529%	$382,999,845.24	$309,124,211.02	32.148%	26.064%

Grace	4.903%	4.769%	20,311	20,667	15.387%	15.797%	$193,610,879.67	$204,882,077.52	16.251%	17.275%

Deferment	4.964%	4.947%	4,133	4,628	3.131%	3.538%	$34,677,518.35	$39,399,572.93	2.911%	3.322%

TOTAL INTERIM	4.831%	4.790%	69,420	62,618	52.592%	47.864%	$611,288,243.26	$553,405,861.47	51.309%	46.660%
REPAYMENT
Active
Current	4.757%	4.853%	50,404	53,750	38.185%	41.086%	$459,777,817.61	$489,127,130.59	38.592%	41.241%
31-60 Days Delinquent	5.797%	5.491%	1,370	2,011	1.038%	1.537%	$11,094,786.08	$16,965,231.87	0.931%	1.430%
61-90 Days Delinquent	6.121%	5.764%	610	992	0.462%	0.758%	$5,401,918.68	$9,555,835.48	0.453%	0.806%
91-120 Days Delinquent	6.494%	6.222%	442	538	0.335%	0.411%	$3,735,121.13	$4,548,896.11	0.314%	0.384%
121-150 Days Delinquent	6.163%	6.783%	225	300	0.170%	0.229%	$2,001,362.33	$2,313,025.12	0.168%	0.195%
151-180 Days Delinquent	5.496%	6.394%	154	180	0.117%	0.138%	$1,256,248.52	$1,688,808.60	0.105%	0.142%
> 180 Days Delinquent	0.000%	6.000%	0	2	0.000%	0.002%	$0.00	$9,986.41	0.000%	0.001%

Forbearance	5.385%	5.457%	9,373	10,434	7.101%	7.976%	$96,825,350.98	$108,417,348.83	8.127%	9.141%

TOTAL REPAYMENT	4.912%	5.009%	62,578	68,207	47.408%	52.137%	$580,092,605.33	$632,626,263.01	48.691%	53.340%

GRAND TOTAL	4.870%	4.907%	131,998	130,825	100.000%	100.001%	$1,191,380,848.59	$1,186,032,124.48	100.000%	100.000%

*	Percentages may not total 100% due to rounding
**	PRIOR QUARTER DATA HAS BEEN REVISED

VIII. 2003-C Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

-Signature Loans	4.973%	99,731	$859,888,051.90	72.501%
-Law Loans	5.116%	19,742	$177,540,649.08	14.969%
-Med Loans	4.579%	3,464	$31,607,010.23	2.665%
-MBA Loans	4.133%	7,888	$116,996,413.27	9.865%

- Total	4.907%	130,825	$1,186,032,124.48	100.000%

* Percentages may not total 100% due to rounding

IX. 2003-C Interest Rate Swap and Cap Calculations

A	Swap Payments
					Counterparty A	Counterparty B

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			547,774,114	$547,774,114
	Counterparty Pays:
	ii	3 Month Libor			1.52000%	1.52000%
	iii	Gross Swap Receipt Due Trust			$2,127,798.12	$2,127,798.12
	iv	Days in Period	6/15/2004	9/15/2004	92	92

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less	2.6500%		1.35000%	1.35000%
	vi	Gross Swap Payment Due Counterparty			$1,858,840.03	$1,858,840.03
	vii	Days in Period	6/15/2004	9/15/2004	92	92

B	Cap Payments
					Cap Calculation

	i	Notional Swap Amount			$860,000,000.00
	Counterparty Pays:
	ii	3 Month Libor (interpolated for first accrual period)			1.52000%
	iii	Cap Rate			4.00000%

	iv	Excess (if any) of Libor over Cap Rate (ii-iii)			0.00000%
	v	Days in Period	6/15/2004	9/15/2004	92
	vi	Cap Payment due Trust			$—

X. 2003-C Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.004140000	(6/15/04-9/15/04)	1.62000%

B	Class A-2 Interest Rate	0.004881111	(6/15/04-9/15/04)	1.91000%

C	Class B Interest Rate	0.005928889	(6/15/04-9/15/04)	2.32000%

D	Class C Interest Rate	0.007973333	(6/15/04-9/15/04)	3.12000%

XI. 2003-C Inputs From Prior Data 5/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance		$1,191,380,848.59
	ii	Interest To Be Capitalized		51,103,120.52

	iii	Total Pool		$1,242,483,969.11
	iv	Cash Capitalization Account (CI)		102,811,061.00

	v	Asset Balance		$1,345,295,030.11

B	Total Note and Certificate Factor			0.97936608908
C	Total Note Balance			$1,318,239,487.66

D	Note Balance 6/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B	Class C

	i	Current Factor	0.9537108128	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$572,226,487.66	$421,173,000.00	$75,000,000.00	$75,000,000.00	$70,000,000.00	$43,965,000.00	$60,875,000.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
I	Unpaid Administration fees from Prior Quarter(s)			$0.00
J	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00

XII. 2003-C Note Parity Triggers

		Class A	Class B	Class C
Notes Outstanding	6/15/04	$1,213,399,488	$1,257,364,488	$1,318,239,488
Asset Balance	5/31/04	$1,345,295,030	$1,345,295,030	$1,345,295,030
Pool Balance	8/31/04	$1,236,052,405	$1,236,052,405	$1,236,052,405
Amounts on Deposit*	9/15/04	117,688,625	117,427,962	116,942,585
Total		$1,353,741,031	$1,353,480,367	$1,352,994,990
Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No
Are the Notes Parity Triggers in Effect?		No	No	No
Class A Enhancement		$131,895,542.45
Specified Class A Enhancement		$200,829,519.94	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount
Class B Enhancement		$87,930,542.45
Specified Class B Enhancement		$135,559,925.96	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount
Class C Enhancement		$27,055,542.45
Specified Class C Enhancement		$40,165,903.99	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

*	Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through F for the Class A; Items B through H for the Class B; and Items B through J for the Class C

XIII.2003-C Cash Capitalization Account Triggers

		Cash Capitalization Account Balance (CI)*	8/31/2004	$102,811,061.00
A	i	5.50% of Initial Asset Balance		$74,402,741.74
	ii	Excess, CI over 5.5% of initial Asset Bal		$28,408,319.26
	iii	Release A(ii) excess to Collection Account?**	9/15/2004	DO NOT RELEASE
B	i	3.50% of Initial Asset Balance		$47,347,199.29
	ii	Excess, CI over 3.5% of initial Asset Bal		$55,463,861.71
	iii	Release B(ii) excess to Collection Account?**	9/15/2004	DO NOT RELEASE

*	as defined under “Asset Balance” on page S-78 of the prospectus supplement

**	determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-58 of the prospectus supplement

XIV. 2003-C Principal Distribution Calculations

Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

i	Is the Class A Note Parity Trigger in Effect?		No
ii	Aggregate A Notes Outstanding	6/15/2004	$1,213,399,487.66
iii	Asset Balance	8/31/2004	$1,338,863,466.28

iv	First Priority Principal Distribution Amount	9/15/2004	$—
v	Is the Class B Note Parity Trigger in Effect?		No
vi	Aggregate A and B Notes Outstanding	6/15/2004	$1,257,364,487.66
vii	Asset Balance	8/31/2004	$1,338,863,466.28
viii	First Priority Principal Distribution Amount	9/15/2004	$—

ix	Second Priority Principal Distribution Amount	9/15/2004	$—
x	Is the Class C Note Parity Trigger in Effect?		No
xi	Aggregate A, B and C Notes Outstanding	6/15/2004	$1,318,239,487.66
xii	Asset Balance	8/31/2004	$1,338,863,466.28
xiii	First Priority Principal Distribution Amount	9/15/2004	$—
xiv	Second Priority Principal Distribution Amount	9/15/2004	$—

xv	Third Priority Principal Distribution Amount	9/15/2004	$—

Regular Principal Distribution

i	Aggregate Notes Outstanding	6/15/2004	$1,318,239,487.66
ii	Asset Balance	8/31/2004	$1,338,863,466.28
iii	Specified Overcollateralization Amount	9/15/2004	$27,055,542.45
iv	First Priority Principal Distribution Amount	9/15/2004	$—
v	Second Priority Principal Distribution Amount	9/15/2004	$—
vi	Third Priority Principal Distribution Amount	9/15/2004	$—
vii	Regular Principal Distribution Amount		$6,431,563.83
viii	Actual Principal Distribution Amount paid		$6,431,563.83
ix	Shortfall		$—

Class A Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No
ii	Asset Balance	8/31/2004	$1,338,863,466.28
iii	85% of Asset Balance	8/31/2004	$1,138,033,946.34
iv	Specified Overcollateralization Amount	9/15/2004	$27,055,542.45
v	Lesser of (iii) and (ii - iv)		$1,138,033,946.34
vi	Class A Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$6,431,563.83
vii	Class A Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

Class B Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No
ii	Asset Balance	8/31/2004	$1,338,863,466.28
iii	89.875% of Asset Balance	8/31/2004	$1,203,303,540.32
iv	Specified Overcollateralization Amount	9/15/2004	$27,055,542.45
v	Lesser of (iii) and (ii - iv)		$1,203,303,540.32
vi	Class B Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
vii	Class B Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

Class C Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No
ii	Asset Balance	8/31/2004	$1,338,863,466.28
iii	97% of Asset Balance	8/31/2004	$1,298,697,562.29
iv	Specified Overcollateralization Amount	9/15/2004	$27,055,542.45
v	Lesser of (iii) and (ii - iv)		$1,298,697,562.29
vi	Class C Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
vii	Class C Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

XV. 2003-C Waterfall for Distributions

					Remaining
					Funds Balance

A	Total Available Funds ( Sections III-J )			$23,733,885.69	$23,733,885.69

B	Primary Servicing Fees-Current Month plus any Unpaid			$693,831.47	$23,040,054.22

C	Quarterly Administration Fee plus any Unpaid			$20,000.00	$23,020,054.22

D	Auction Agent Fees Due	9/15/2004		$0.00	$23,020,054.22
	Broker/Dealer Fees Due	9/15/2004		$0.00	$23,020,054.22

E	Gross Swap Payment due Counterparty A			$1,858,840.03	$21,161,214.19
	Gross Swap Payment due Counterparty B			$1,858,840.03	$19,302,374.18

F	i	Class A-1 Noteholders’ Interest Distribution Amount due	9/15/2004	$2,369,017.66	$16,933,356.51
	ii	Class A-2 Noteholders’ Interest Distribution Amount due	9/15/2004	$2,055,792.21	$14,877,564.30
	iii	Class A-3 Noteholders’ Interest Distribution Amount due	9/15/2004	$0.00	$14,877,564.30
	iv	Class A-4 Noteholders’ Interest Distribution Amount due	9/15/2004	$0.00	$14,877,564.30
	v	Class A-5 Noteholders’ Interest Distribution Amount due	9/15/2004	$0.00	$14,877,564.30
	vi	Swap Termination Fees due	9/15/2004	$0.00	$14,877,564.30

G	First Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$14,877,564.30

H	Class B Noteholders’ Interest Distribution Amount due		9/15/2004	$260,663.60	$14,616,900.70

I	Second Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$14,616,900.70

J	Class C Noteholders’ Interest Distribution Amount			$485,376.67	$14,131,524.03

K	Third Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$14,131,524.03

L	Increase to the Specified Reserve Account Balance			$0.00	$14,131,524.03

M	Regular Principal Distribution Amount — Principal Distribution Account			$6,431,563.83	$7,699,960.20

N	Carryover Servicing Fees			$0.00	$7,699,960.20

O	Auction Rate Noteholder’s Interest Carryover

	i	Class A-3		$0.00	$7,699,960.20
	ii	Class A-4		$0.00	$7,699,960.20
	iii	Class A-5		$0.00	$7,699,960.20

P	Swap Termination Payments			$0.00	$7,699,960.20

Q	Additional Principal Distribution Amount — Principal Distribution Account			$0.00	$7,699,960.20

R	Remaining Funds to the Certificateholders			$7,699,960.20	$0.00

XVI. 2003-C Principal Distribution Account Allocations

				Remaining
				Funds Balance
A	Total from Collection Account		$6,431,563.83	$6,431,563.83

B	i	Class A-1 Principal Distribution Amount Paid	$6,431,563.83	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00
	iv	Class A-4 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00
	v	Class A-5 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Distribution Paid		$0.00	$0.00

F	Remaining Class B Distribution Paid		$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00
	iii	Remaining Class A-3 Distribution Paid (or allocated)	$0.00	$0.00
	iv	Remaining Class A-4 Distribution Paid (or allocated)	$0.00	$0.00
	v	Remaining Class A-5 Distribution Paid (or allocated)	$0.00	$0.00

XVII. 2003-C Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B	Class C
	i	Quarterly Interest Due		$2,369,017.66	$2,055,792.21	$0.00	$0.00	$0.00	$260,663.60	$485,376.67
	ii	Quarterly Interest Paid		2,369,017.66	2,055,792.21	0.00	0.00	0.00	260,663.60	485,376.67

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00		$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount		$6,431,563.83	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid (or allocated)		6,431,563.83	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$8,800,581.49	$2,055,792.21	$0.00	$0.00		$260,663.60	$485,376.67

B	Note Balances			6/15/2004	Paydown Factors	9/15/2004	Balances	Next ARS Pay Date
	i	A-1 Note Balance	78443CAY0	$572,226,487.66		$565,794,923.83
		A-1 Note Pool Factor		0.9537108128	0.0107192730	0.9429915397

	ii	A-2 Note Balance	78443CAZ7	$421,173,000.00		$421,173,000.00
		A-2 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	iii	A-3 Note Balance	78443CBA1	$75,000,000.00		$75,000,000.00	$75,000,000.00	10/05/04
		A-3 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000	1.000000000

	iv	A-4 Note Balance	78443CBB9	$75,000,000.00		$75,000,000.00	$75,000,000.00	10/12/04
		A-4 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000	1.000000000

	v	A-5 Note Balance	78443CBC7	$70,000,000.00		$70,000,000.00	70,000,000.00	09/23/04
		A-5 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000	1.000000000

	vi	B Note Balance	78443CBD5	$43,965,000.00		$43,965,000.00
		B Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	vii	C Note Balance	78443CBE3	$60,875,000.00		$60,875,000.00
		C Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

XVIII. 2003-C Historical Pool Information

			6/1/04-8/31/04	3/1/04-5/31/04	12/01/03-02/29/03	08/18/03-11/30/03
Beginning Student Loan Portfolio Balance			$1,191,380,848.58	$1,201,155,217.98	$1,205,163,347.06	$1,202,893,173.22
	Student Loan Principal Activity
	i	Principal Payments Received	$14,052,958.69	$13,747,785.94	$12,789,181.37	$13,196,464.40
	ii	Purchases by Servicer (Delinquencies >180)	1,411,770.44	1,017,501.03	1,151,451.03	76,894.69
	iii	Other Servicer Reimbursements	27,448.07	(32,006.81)	1,819.35	1,730.97
	iv	Seller Reimbursements	—	93,452.56	175,765.85	665,294.10

	v	Total Principal Collections	$15,492,177.20	$14,826,732.72	$14,118,217.60	$13,940,384.16
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—
	ii	Capitalized Interest	(9,506,536.21)	(4,848,056.60)	(8,930,525.57)	(14,369,110.75)
	iii	Capitalized Insurance Fee	$(636,979.00)	$(206,100.24)	$(1,165,239.70)	$(1,810,969.76)
	iv	Other Adjustments	62.12	1,793.51	(14,323.25)	(30,477.49)

	v	Total Non-Cash Principal Activity	$(10,143,453.09)	$(5,052,363.33)	$(10,110,088.52)	$(16,210,558.00)
(-)	Total Student Loan Principal Activity		$5,348,724.11	$9,774,369.39	$4,008,129.08	$(2,270,173.84)
	Student Loan Interest Activity
	i	Interest Payments Received	$5,830,705.16	$5,369,428.80	$4,838,239.81	$4,365,636.18
	ii	Repurchases by Servicer (Delinquencies >180)	53,382.54	34,855.48	40,125.17	487.74
	iii	Other Servicer Reimbursements	2,159.49	(1,906.22)	61.76	15.64
	iv	Seller Reimbursements	(0.00)	7,807.48	11,832.95	46,145.91
	v	Late Fees	78,655.83	67,109.33	62,849.57	51,362.80
	vi	Collection Fees	—	—	—	—

	viii	Total Interest Collections	5,964,903.02	5,477,294.87	4,953,109.26	4,463,648.27
	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—
	ii	Capitalized Interest	9,506,536.21	4,848,056.60	8,930,525.57	14,369,110.75
	iii	Other Interest Adjustments	13,583.52	28,841.20	33,539.19	104,599.84

	iv	Total Non-Cash Interest Adjustments	$9,520,119.73	$4,876,897.80	$8,964,064.76	$14,473,710.59

	v	Total Student Loan Interest Activity	$15,485,022.75	$10,354,192.67	$13,917,174.02	$18,937,358.86
(=)	Ending Student Loan Portfolio Balance		$1,186,032,124.46	$1,191,380,848.58	$1,201,155,217.98	$1,205,163,347.06
(+)	Interest to be Capitalized		$50,020,280.80	$51,103,120.52	$46,965,543.28	$46,656,743.34
(=)	TOTAL POOL		$1,236,052,405.26	$1,242,483,969.10	$1,248,120,761.26	$1,251,820,090.40
(+)	Cash Capitalization Account Balance (CI)		$102,811,061.00	$102,811,061.00	$102,811,061.00	$102,811,061.00
(=)	Asset Balance		$1,338,863,466.26	$1,345,295,030.10	$1,350,931,822.26	$1,354,631,151.40

XIX. 2003-C Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Dec-03	$1,251,820,090	2.20%

Mar-03	$1,248,120,761	2.03%

Jun-04	$1,242,483,969	1.77%

Sep-04	$1,236,052,405	1.71%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.